UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Kaleyra, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☐	No fee required.

☒	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

As previously disclosed, on June 28, 2023, Kaleyra, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Tata Communications Limited, a Company listed on BSE Limited and National Stock Exchange of India Limited (“Tata Communications”), pursuant to which, upon the terms and subject to the conditions set forth therein, TC Delaware Technologies Inc., a Delaware corporation and wholly owned subsidiary of Tata Communications (“Merger Sub”), shall merge with and into the Company, with the Company surviving as a wholly owned subsidiary of Tata Communications (the “Merger”). In connection with the Merger, the Company filed with the U.S. Securities and Exchange Commission (the “SEC”) a preliminary proxy statement (the “Preliminary Proxy Statement”) on August 4, 2023 and a definitive proxy statement on August 18, 2023, as supplemented on September 14, 2023 (the “Definitive Proxy Statement”).

AMENDED AND SUPPLEMENTAL DISCLOSURES

The following supplemental information should be read in conjunction with the disclosures contained in the Definitive Proxy Statement, which in turn should be read in its entirety. All page references are to the Definitive Proxy Statement and terms used below, unless otherwise defined, shall have the meanings ascribed to such terms in the Definitive Proxy Statement. For clarity, new text added to the Definitive Proxy Statement is shown in bold, underlined text, and text deleted from the Definitive Proxy Statement is shown in stricken-through text.

The section of the Definitive Proxy Statement entitled “Summary— Interests of the Company’s Directors and Executive Officers in the Merger” is hereby amended and supplemented as follows:

The third bullet in the second paragraph under “Interests of the Company’s Directors and Executive Officers in the Merger” on page 5 of the Definitive Proxy Statement is amended and supplemented as follows:

•

~~Some or all of the~~ The Company’s directors and executive officers ~~may~~ are entitled to receive success and closing retention bonuses in an aggregate amount equal to approximately $1,350,254;~~not to exceed $10 million, as will be determined prior to closing of the Merger by the Board in consultation with Tata Communications~~.

The section of the Definitive Proxy Statement entitled “Summary—Regulatory Approvals Required for the Merger” is hereby amended and supplemented as follows:

The three paragraphs under “Regulatory Approvals Required for the Merger” on page 6 of the Definitive Proxy Statement are amended and supplemented as follows:

Under the Merger Agreement, the respective obligations of the Company, Tata Communications and Merger Sub to effect the Merger are subject to, among other things, (i) the waiting period under the HSR Act having expired or been earlier terminated, (ii) having obtained CFIUS Approval, which was received on September 13, 2023, (iii) having obtained a certain approval from the Reserve Bank of India, which approval was received on July 17, 2023, and (iv) certain other regulatory filings as required or applicable, all of which have been made or obtained as of the date hereof.

The Company and Tata Communications filed their respective Notification and Report Forms under the HSR Act with the Antitrust Division of the U.S. Department of Justice (the “DOJ”) and the Federal Trade Commission (the “FTC”) on July 13, 2023. The waiting period expired at 11:59 p.m. Eastern Time on August 14, 2023.

The Company and Tata Communications filed a declaration with CFIUS on August 6, 2023. The CFIUS Approval was obtained on September 13, 2023.

If the Company stockholder approval is obtained at the Special Meeting, the Company and Tata Communications expect that the Merger will close on October 5, 2023.

The section of the Definitive Proxy Statement entitled “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger” is hereby amended and supplemented as follows:

The paragraph under “Success and Closing Retention Bonuses” on page 43 of the Definitive Proxy Statement is amended and supplemented as follows:

~~Some or all of the Company’s directors and executive officers may receive~~ Pursuant to the Merger Agreement, the Company may issue success and closing retention bonuses in an aggregate amount not to exceed $10 million to certain of its directors, officers and employees, as will be determined prior to closing of the Merger by the Board in consultation with Tata Communications as to the recipients and the amount of each individual bonus.

On August 18, 2023, the Board, acting by unanimous written consent, formed a special committee (the “Bonus Special Committee”) vested with the power and authority to determine, among other things, the recipients of the success and closing retention bonuses and amount of each such bonus. The Bonus Special Committee was comprised of directors Kathleen Miller and Karin-Joyce Tjon. The Bonus Special Committee, in consultation with Tata Communications, has determined that all of the Company’s executive officers and directors will receive success and closing retention bonuses in the respective amounts and on the terms detailed below, in an aggregate amount of $1,350,254. These bonuses are payable in recognition of the extraordinary efforts put forth by the recipients to facilitate the Merger and to help retain the relevant Company employees to attempt to ensure the continuity of the Company’s business up until the closing of the Merger. In addition, the Bonus Special Committee also determined to pay success and closing retention bonuses to every other employee of the Company and its subsidiaries. The bonuses are payable at the closing of the Merger, subject to the relevant recipient remaining employed by the Company or one of its subsidiaries, or continuing to serve as a director of the Company, in each case as of immediately prior to the closing of the Merger.

Executive Officers

Each of the Company’s executive officers will receive a success and closing retention bonus in the amount set forth next to such executive officer’s name in the below table, subject to the relevant recipient remaining employed by the Company or one of its subsidiaries in each case as of immediately prior to the closing of the Merger:

Executive Officer	Success and Closing Retention Bonus Amount
Dario Calogero (1)	$156,667
Giacomo Dall’Aglio	$105,000
Mauro Carobene	$300,000
Geoffrey Grauer	$198,000
Total	$759,667

(1)	Mr. Calogero will receive this amount in addition to the $35,000 he will receive as a success and closing retention bonus for his role as a member of the Board, as described below.

Employees

The employees of the Company and its subsidiaries (exclusive of the amounts to the executive officers included in the above table) will receive success and closing retention bonuses in the aggregate amount of $8,589,677, subject in each case to the relevant recipient remaining employed by the Company or one of its subsidiaries as of immediately prior to the closing of the Merger.

Board of Directors

The Company’s directors will receive a success and closing retention bonus in the amount set forth next to such director’s name in the below table, subject in each case to the relevant recipient continuing to serve as a director of the Company immediately prior to the closing of the Merger:

Director	Success and Closing Retention Bonus Amount
Dario Calogero (1)	$35,000
Emilio Hirsch	$35,000
Matteo Lodrini	$35,000
John Mikulsky	$35,000
Kathleen Miller	$35,000
Neil Miotto	$35,000
Karin-Joyce Tjon	$35,000
Dr. Avi S. Katz (2)	$345,587
Total	$590,587

(1)	Mr. Calogero will receive this amount in addition to the $156,667 he will receive as a success and closing retention bonus for his role as an executive officer.
(2)

Dr. Katz’s award was made in recognition of his extraordinary efforts, acting as Chairman of the Board and Chair of the Strategic Transaction Committee and of the Special Committee, which committee is authorized to oversee the due diligence and negotiation process with respect to the Merger and manage the pre-closing process with Tata Communications regarding the Merger, in connection with the negotiation, execution and consummation of the Merger. The amount set forth above is an approximate number, and is subject to final adjustment based on the total number of hours of work completed by Dr. Katz through the closing of the Merger in his capacity as a member of the Special Committee (relative to the estimate of such total number of hours that was used by the Bonus Special Committee as a component in the calculation of his award).

The paragraph under “Special Committee” on page 44 of the Definitive Proxy Statement is amended and supplemented as follows:

Each of the Company’s non-executive directors is a member of the Special Committee, which committee is authorized to oversee the due diligence and negotiation process with respect to the Merger and manage the pre-closing process with Tata Communications regarding the Merger. At the time of the formation of the Special Committee, the Board determined that to the extent a member of the Special Committee devotes in excess of five hours to committee activities during any week, the Company shall pay such member $700 for each excess hour of work, provided that no member shall be entitled to receive in excess of $85,000 in any calendar month for such work. These payments are in addition to the bonuses set forth above. The amount set forth next to each such director’s name in the below table is the total amount (as of August 31, 2023) payable by the Company to such director for such services as a member of the Special Committee, which amounts have been paid. Additional amounts will be payable for any additional such services rendered by any such director after August 31, 2023. Kathleen Miller and Karin-Joyce Tjon will also each receive an additional $12,500 in compensation for attending five meetings of the Bonus Special Committee at a rate of $2,500 per meeting.

Director	Additional Payments
Dario Calogero	—
Emilio Hirsch	—
Matteo Lodrini	$51,100
John Mikulsky	$205,800
Kathleen Miller	$115,850
Neil Miotto	$7,700
Karin-Joyce Tjon	$28,350
Dr. Avi S. Katz	$430,850
Total	$839,650

The section of the Definitive Proxy Statement entitled “The Merger—Regulatory Approvals Required for the Merger” is hereby amended and supplemented as follows:

The second paragraph under “Regulatory Approvals – CFIUS Approval” on page 50 of the Definitive Proxy Statement is amended and supplemented as follows:

The Company and Tata Communications filed a short-form “declaration” with CFIUS pursuant to 31 C.F.R. § 800.402 on August 6, 2023. Following CFIUS’s acceptance of the declaration, CFIUS will begin a 30-day assessment period of the transaction, after which CFIUS will either (1) issue the CFIUS Approval under one of the circumstances described above, or (2) request that the parties file a long-form “notice,” which would involve a review period of up to 45 days, followed, if necessary, by an investigation period of up to 45 days. The CFIUS Approval was obtained on September 13, 2023.

Forward-Looking Statements

This supplemental disclosure contains forward-looking statements within the meaning of U.S. federal securities laws. Such forward-looking statements include, but are not limited to, its omnichannel and other product and global customer developments, its expectations, beliefs, intentions, plans, prospects or strategies regarding the business plans of the Company’s management team. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this communication are based on certain assumptions and analyses made by the Company in light of its experience and perception of historical trends, current conditions and expected future developments and their potential effects on the Company as well as other factors they believe are appropriate in the circumstances. There can be no assurance that future developments affecting the Company will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the parties) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the Company’s ability to regain compliance with the NYSE Listing Company Manual, the mix of services utilized by the Company’s customers and such customers’ needs for these services, including any variability by geography, market acceptance of new service offerings, the ability of the Company to expand what it does for existing customers as well as to add new customers, that the Company will have sufficient capital to operate as anticipated, and the impact of other geopolitical and macroeconomic factors such as the war in Ukraine, may have on the Company’s operations, the demand for the Company’s products, global supply chains and economic activity in general. Additional risk factors that may cause such a difference include, but are not limited to: (i) the ability of the parties to consummate the proposed transaction in a timely manner or at all; (ii) the satisfaction (or waiver) of closing conditions to the consummation of the proposed transaction; (iii) potential delays in consummation the proposed transaction; (iv) the ability of the Company and Tata Communications to timely and successfully achieve the anticipated benefits of the proposed transaction; (v) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement; (vi) significant transaction costs associated with the proposed transaction; (vii) potential litigation relating to the proposed transaction; (viii) the risk that disruptions from the proposed transaction will harm the Company’s business, including current plans and operations; (ix) the ability of the Company to retain and hire key personnel; (x) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; (xi) legislative, regulatory and economic developments affecting the Company’s business; (xii) general economic and market developments and conditions; (xiii) the evolving legal, regulatory and tax regimes under which the Company operates; and (xiv) potential business uncertainty, including changes to existing business relationships, during the pendency of the merger that could affect the Company’s financial performance. Therefore, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. Should one or more of these risks or uncertainties materialize or should any of the assumptions being made prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Additional Information and Where to Find It

The Company filed the Definitive Proxy Statement with the SEC on August 18, 2023 in connection with the solicitation of proxies to approve the Merger, which was sent or provided to the Company’s stockholders. STOCKHOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO AND DOCUMENTS INCORPORATED BY REFERENCE THEREIN) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY HAS FILED OR WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND RELATED MATTERS. Stockholders may obtain, free of charge, the Definitive Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by or which will be filed by the Company with the SEC in connection with the Merger at the SEC’s website (http://www.sec.gov). Copies of the Company’s Definitive Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by the Company with the SEC in connection with the Merger will also be available, free of charge, at the Company’s investor relations website (investors.kaleyra.com) or by or by contacting the Company’s Investor Relations at KLR@mzgroup.us.

Participants in the Solicitation

The Company, its directors and certain executive officers may be deemed to be participants in the solicitation of proxies from stockholders in connection with the Merger. Information relating to the foregoing can also be found in the Company’s definitive proxy statement for its 2022 Annual Meeting of Stockholders, which was filed with the SEC on November 22, 2022, and is incorporated by reference in the Definitive Proxy Statement. Additional information regarding such participants, including their direct or indirect interests, which may be different from those of the Company’s stockholders generally, is included in the Definitive Proxy Statement and other relevant documents filed or to be filed with the SEC in connection with the Merger. You may obtain free copies of these documents using the sources indicated above.